UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
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FLITWAYS TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice to Shareholders

The Company Flitways Technology has successfully secured certain cross collateral financing in the amount of $250,000 @12 % interest. The funds are to be used to retrofit a Challenger Jet 600 which FTWS holds certain interest. FTWS intends to sub lease and deploy in various activities such as luxury charter and other revenue generating models.

The preferred shareholder Mina Mar Group and Miro Zecevic together with Daniel Sobolowski as interim management have provided a personal guarantee to the financier to secure the loan.

FTWS has secured several sub license arrangements.

The company management continue resolving many crippling debts which the company has been saddled with. See 8k of Oct 15 2018 and ex management Tobi Mac Aro. These debts are in excess of $1,7 million dollars.

The Company has successfully reined in and successfully and legally ceased payments on 1,3 million of the 1,7 million dollars of debt.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLITWAYS TECHNOLOGY, INC.

By:	/s/Daniel Sobolewski
Daniel Sobolewski
Chief Executive Officer

Date:  January 21, 2020

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